Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 4, 2026, by and among Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), Bleichroeder Acquisition 2 France, a société par actions simplifiée formed under the laws of the Republic of France and wholly owned subsidiary of the Company (“Merger Sub”, and together with the Company, the “SPAC Parties”), and the purchasers identified on the signature pages thereto, including any purchaser’s successors and assigns (collectively, the “Existing Purchasers”), is entered into by and among the Company, Merger Sub, Inflection Point Fund I, LP (“Inflection Point”) and the additional purchasers identified on the signature pages hereto (collectively, the “New Purchasers” and, together with the Existing Purchasers, the “Purchasers” and each a “Purchaser”), effective as of May 23, 2026 (the “Effective Date”).

WHEREAS, Section 5.5 of the Purchase Agreement provides that Schedule A thereto may be amended by a written instrument signed by the Company, Merger Sub and Inflection Point to increase Inflection Point’s Subscription Amount by an aggregate amount of up to $50.0 million, without the consent of any other Purchasers;

WHEREAS, such additional investment may be made by Inflection Point or by any one or more investment funds, vehicles or accounts managed, advised or controlled by Inflection Point or any of its Affiliates, as designated by Inflection Point in its sole discretion;

WHEREAS, Inflection Point desires to increase its Subscription Amount by an aggregate amount of $50.0 million, to be made by Inflection Point and certain investment funds, vehicles or accounts managed, advised or controlled by Inflection Point or any of its Affiliates;

WHEREAS, the parties desire to (i) join the New Purchasers as additional “Purchasers” under the Purchase Agreement on the same terms and conditions applicable to the Existing Purchasers, (ii) increase the aggregate offering size under the Purchase Agreement, and (iii) amend Schedule A to the Purchase Agreement, in each case as more fully set forth herein; and

WHEREAS, the New Purchasers desire to become party to, and be bound by the terms and conditions of, the Purchase Agreement, as amended hereby.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, Merger Sub, Inflection Point and the New Purchasers agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings ascribed to them in the Purchase Agreement.

ARTICLE 2

AMENDMENTS TO THE PURCHASE AGREEMENT

2.1 Joinder of New Purchasers.

(a) Effective as of the date hereof, each New Purchaser shall have all of the rights of a Purchaser under the Purchase Agreement and hereby (i) acknowledges that it has received and reviewed a complete copy of the Purchase Agreement and all exhibits and schedules thereto; (ii) agrees to be bound as a “Purchaser” by all of the terms, conditions, and provisions of the Purchase Agreement as if it had been an original signatory thereto; and (iii) assumes all of the obligations and liabilities of a Purchaser under the Purchase Agreement with respect to the Securities being purchased by such New Purchaser.

(b) Each New Purchaser, severally and not jointly, hereby represents and warrants as of the date of this Amendment and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date) each of the representations and warranties of a “Purchaser” set forth in Section 3.2 of the Purchase Agreement. Without limiting the foregoing, each New Purchaser has provided the SPAC Parties with the requested information on Schedule B of the Purchase Agreement and represents and warrants that such information is accurate and complete.

2.2 Amendment to Schedule A. As of the Effective Date, Schedule A of the Purchase Agreement is hereby replaced in its entirety with Schedule A hereto.

ARTICLE 3

MISCELLANEOUS

3.1 Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

3.2 Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

3.3 Continuation of SPA. Except as expressly modified by this Amendment, the Purchase Agreement shall continue to be and remain in full force and effect in accordance with its original terms. Any future reference to the Purchase Agreement shall be deemed to be a reference to the Purchase Agreement as modified by this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLEICHROEDER ACQUISITION CORP. II

By:	/s/ Marcello Padula
Name:	Marcello Padula
Title:	Chief Executive Officer

BLEICHROEDER ACQUISITION 2 FRANCE

By:	/s/ Michel Combes
Name:	Michel Combes
Title:	President

INFLECTION POINT FUND I, LP

By:	/s/ Mike Blitzer
Name:	Mike Blitzer
Title:	Managing Partner

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

NEW PURCHASER

Name of Purchaser: Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

Signature of Authorized Signatory of Purchaser: /s/ Waqas Khatri

Name of Authorized Signatory: Waqas Khatri

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: [***]

Address for Notice to Purchaser: c/o [***]

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________

EIN Number: [***]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

SCHEDULE A

Schedule of Purchasers

[***]